UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2012

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street
San Francisco, CA  94105
(Address of principal executive offices, with zip code)

(415) 348-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2012, LookSmart, Ltd., a Delaware corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  The Rights Agent currently serves as the Company’s transfer agent with respect to the Company’s Common Stock and also has been appointed transfer agent with respect to the Series A Participating Preferred Stock, par value $0.01 per share, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement.  The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders, set forth below.  The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders

On August 23, 2012, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.001 per share (the “Common Shares”), of the Company.  The dividend is payable on September 2, 2012, (the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price of $5.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.  Each one one-thousandth of a Preferred Share has designations and powers, preferences and rights, and the qualifications, limitations and restrictions designed to make it the economic equivalent of a Common Share.  The description and terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates, as defined below, will be distributed.  Until the earlier to occur of (i) the tenth calendar day after (or, if determined by the Board in accordance with Section 3(a) of the Rights Agreement, up to the twentieth day after) a public announcement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement) or (ii) 10 business days (or such later date as the Company’s Board of Directors may determine prior to such time as any Person becomes an Acquiring Person or may have been determined prior to the execution of this Agreement) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit B thereto (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on August 23, 2013 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).  The exercise of Rights to purchase Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $1,000 per share, but would be entitled to receive an aggregate payment equal to 1,000 times the payment made per Common Share.  Each Preferred Share will have 1,000 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per Common Share.  These rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-thousandth of a Preferred Share should approximate the value of one Common Share.  The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are acquired or beneficially owned by the Acquiring Person and its associates and affiliates or certain transferees of Acquiring Persons (which will thereafter be void), will have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights).

Generally, under the Rights Agreement, an “Acquiring Person” shall not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan or (v) any person or entity that, together with its affiliates and associates, beneficially owned 15% or more of the outstanding Common Shares as of August 23, 2012, until such person or entity or its affiliates or associates becomes the beneficial owner of any additional Common Shares.  In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of Common Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of the Common Shares then outstanding.  Further, except under certain circumstances, no person shall become an Acquiring Person due to the acquisition of Common Shares directly from the Company.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share, per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions that are integral multiples of the number of one one-thousandths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).  Following the expiration of the above periods, the Rights become nonredeemable.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at $0.01 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares or (ii) the final expiration date of the rights.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

3.1	Registrant’s Certificate of Incorporation (including Certificate of Designation of Series A Participating Preferred Stock).

4.1	Rights Agreement dated as of August 23, 2012 among LookSmart, Ltd. and Computershare Trust Company, N.A.

4.2	Form of Rights Certificate.

99.1	Press Release, dated as of August 23, 2012 entitled “LookSmart, Ltd. Adopts Short-Term Stockholder Rights Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ William O’Kelly
William O’Kelly
Senior Vice President Operations and Chief Financial Officer

Date: August 23, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Registrant’s Certificate of Incorporation (including Certificate of Designation of Series A Participating Preferred Stock).

4.1	Rights Agreement dated as of August 23, 2012 among LookSmart, Ltd. and Computershare Trust Company, N.A.

4.2	Form of Rights Certificate.

99.1	Press Release, dated as of August 23, 2012 entitled “LookSmart, Ltd. Adopts Short-Term Stockholder Rights Plan.”